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                                                                   EXHIBIT 10.56

                   SECOND AMENDMENT TO CODE SHARE AND REVENUE
                                SHARING AGREEMENT

         THIS SECOND AMENDMENT TO CODE SHARE AND REVENUE SHARING AGREEMENT ("Amendment") is made and entered into as of October 23, 2002 (the "Effective Date"), among AMERICA WEST AIRLINES, INC., a Delaware corporation ("AWA"), MESA AIRLINES, INC., a Nevada corporation ("Mesa"), FREEDOM AIRLINES, INC., a Nevada corporation ("Freedom") and AIR MIDWEST, INC., a Kansas corporation ("AM").

         RECITALS:

         A. AWA and Mesa are parties to that certain Code Share and Revenue Sharing Agreement, dated to be effective February 1, 2001, as amended by that certain First Amendment to Code Share and Revenue Sharing Agreement, dated to be effective April 27, 2001 (the "Code Share Agreement"). All capitalized terms used herein, but not otherwise defined herein, shall have the meaning given to such terms in the Code Share Agreement.

         B. The Code Share Agreement requires Mesa to provide certain Flight Services and Other Services for AWA, pursuant to the terms and conditions of the Code Share Agreement.

         C. Mesa, with the prior written consent of AWA, is permitted to subcontract the performance of certain Flight Services, Other Services and related obligations under the Code Share Agreement to wholly owned subsidiaries of Mesa Air Group, Inc. ("MAG"). Mesa desires to subcontract certain Flight Services, Other Services and related obligations under the Code Share Agreement to be performed using the CRJ Model 700s (the "CRJ 700 Subfleet") to Freedom, a wholly owned subsidiary of MAG. AWA is willing to permit the subcontracting of those certain Flight Services, Other Services and related obligations by Mesa to Freedom on the terms and conditions of this Amendment.

         D. Mesa, AWA and AM desire to confirm the subcontracting of Flight Services performed by the Beech 1900 Subfleet.

         NOW, THEREFORE, in consideration of the promises, covenants, representations and warranties hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AWA, Mesa, Freedom and AM agree as set forth below.

         AGREEMENTS:

         1. Consent to Subcontracting. AWA, subject to the performance of the terms and conditions of this Amendment, hereby consents to Mesa subcontracting the performance of the Flight Services, Other Services and other related obligations under the Code Share Agreement, which are to be performed by Mesa using the CRJ 700 Subfleet (collectively, the "CRJ 700 Services"), to Freedom. As a condition to such consent, Freedom shall at all times during the term of the Code Share Agreement remain a wholly owned subsidiary of MAG.

         2. Assumption. Freedom assumes and agrees to discharge, perform and satisfy on behalf of Mesa all the obligations, liabilities and duties of Mesa under the Code Share Agreement relating to or arising in connection with the provision of the CRJ 700 Services in the time and manner required by the Code Share Agreement, to the same extent Mesa is required to

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perform and satisfy such obligations, liabilities and duties under the Code
Share Agreement, including, without limitation: (i) the hiring, training, employment and maintaining of employees required to provide the CRJ 700 Services in accordance with Section 2.4 of the Code Share Agreement; (ii) maintaining the service quality and levels when providing the CRJ 700 Services as required by
Section 2.5 of the Code Share Agreement; (iii) maintenance and repair of the CRJ 700 Subfleet in accordance with Paragraph 2.6.1 of the Code Share Agreement;
(iv) complying with the fleet configuration, cleanliness and appearance requirements for the CRJ 700 Subfleet contained in Section 2.8 of the Code Share Agreement; (v) complying with the charter requirements of Section 3.5 of the Code Share Agreement; (vi) complying with all requirements contained in Section 4 of the Code Share Agreement (including making the disclosures and permitting the reviews/audits permitted by Sections 4.4 and 4.5); (vii) maintaining the minimum performance criteria in connection with the CRJ 700 Services, as required by Section 5 of the Code Share Agreement (including, without limitation, maintaining all records required by Section 5.5); (viii) providing indemnification and defense of AWA pursuant to Sections 10.2 and 10.4 of the Code Share Agreement for Damages arising out of, resulting from or incurred in connection with (a) the provision of the CRJ 700 Services; (b) Freedom's breach of the Code Share Agreement in providing the CRJ 700 Services; (c) damage or destruction of property or any person, or injury or death of any person, caused by, arising out of or in connection with any act or omission of Freedom, its employees, agents, licensees, contractors, suppliers, officers or directors; (d) taxes, impositions, assessments or other governmental charges incurred by Freedom in providing the CRJ 700 Services; and (e) passenger complaints or claims by passengers using the CRJ 700 Services; (ix) providing and maintaining the insurance required by Section 10.5 of the Code Share Agreement; (x) complying with the confidentiality requirements of Section 11 of the Code Share Agreement; (xi) maintaining the records and reports required by and permitting all reviews and audits permitted by Sections 7.5.3, 7.8 and 14 of the Code Share Agreement; and (xii) the payment of taxes in accordance with Section 12 of the Code Share Agreement.

         3. AWA Obligations. Subject to Section 5 below, AWA agrees that it shall perform and satisfy all of its obligations, liabilities and duties under the Code Share Agreement relating to or arising in connection with the CRJ 700 Services for the benefit of both Mesa and Freedom in the time and manner required by the Code Share Agreement, including, without limitation: (i) the obligations and duties under Sections 3.1, 3.2 and 3.3 of the Code Share Agreement regarding flight management, marketing of the CRJ 700 Services, and airport services related to the CRJ 700 Services; (ii) providing indemnification and defense of Freedom pursuant to Sections 10.3 and 10.4 of the Code Share Agreement to the same extent AWA provides indemnification and defense to Mesa;
(iii) complying with the confidentiality requirements of Section 11 of the Code Share Agreement; and (iv) providing and maintaining the insurance required by
Section 10.5.10 of the Code Share Agreement. Any failure, breach or default by AWA to fulfill its liabilities, obligations and duties with respect to the CRJ 700 Services in accordance with the Code Share Agreement shall be a breach by AWA of the Code Share Agreement entitling Mesa to pursue all rights and remedies of Mesa under the Code Share Agreement.

         4. No Novation. The CRJ 700 Services shall be deemed to be part of "Flight Services" to be performed by Mesa in accordance with the Code Share Agreement. The CRJ 700 Services and Flights operated by Freedom shall be included in "Flight Services", "Schedules" and "Flights" for purposes of calculating all of the performance standards set forth in Sections 5 and 8.2 of the Code Share Agreement. AWA's consent to the subcontracting of the CRJ 700 Services to Freedom and Freedom's assumption of the obligations on Mesa's behalf

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does not release, discharge or relieve Mesa or AWA from any liability, obligations and duties under the Code Share Agreement to the extent they apply to the CRJ 700 Services. Mesa and AWA shall remain liable and obligated for all their respective liabilities, obligations and duties of Mesa under the Code Share Agreement as they relate to the CRJ 700 Services. Freedom is deemed to be a subcontractor of Mesa and Mesa shall cause Freedom's performance of the CRJ 700 Services to comply with and satisfy all of the relevant terms and conditions of the Code Share Agreement and cause Freedom to comply with all recordkeeping, reporting and disclosures required by the Code Share Agreement associated with the CRJ 700 Services. Any failure, breach or default by Freedom to perform the CRJ 700 Services in accordance with the Code Share Agreement shall be a breach by Mesa of the Code Share Agreement entitling AWA to pursue all rights and remedies against Mesa and Freedom permitted by the Code Share Agreement.

         5. Payments. Until Mesa and AWA agree to the terms for making payments directly to Freedom, all payments for the use and operation of the CRJ 700 Subfleet and the provision of the CRJ 700 Services to be made by AWA under the Code Share Agreement shall be paid to Mesa in the same manner and time as provided in Section 7 of the Code Share Agreement. For the purpose of determining Actual Costs, Guaranteed Non-Maintenance Costs and Guaranteed Maintenance Costs for the CRJ 700 Services and CRJ 700 Fleet, the costs and expenses incurred by Freedom or Mesa, as the case may be, shall be the costs used for determining amounts due by AWA. Until Mesa and AWA agree to the terms for making payments directly to Freedom: (i) all revenue sharing required to be paid pursuant to Paragraph 7.6 of the Code Share Agreement shall be paid by AWA to Mesa; (ii) AWA shall have no obligation or duty to make any payments directly to Freedom; and (iii) Mesa shall pay all sums payable to Freedom for the operation of the CRJ 700 Subfleet and CRJ 700 Services pursuant to a separate agreement to which AWA is not a party.

         6. Term. Freedom may commence providing the CRJ 700 Services upon Freedom's receipt of certification as a passenger airline from the Department of Transportation authorizing Freedom to engage in the interstate air transportation of persons, property and mail in the United States, its territories and possessions. Mesa's subcontracting of the CRJ 700 Services to Freedom shall terminate upon the expiration or termination of the Code Share Agreement.

         7. Air Midwest. AM, a wholly owned subsidiary of MAG, is executing this agreement to confirm and acknowledge its assumption of and agreement to perform as a subcontract of Mesa the AM Services as provided in and in accordance with Section 2.1 of the Code Share Agreement.

         8. Effect. Except as set forth in this Amendment, all of the terms and conditions of the Code Share Agreement remain in full force and effect.

                                            AMERICA WEST AIRLINES, INC.

                                            By:    /s/ J. Scott Kirby
                                               ---------------------------------
                                            Name:  J. Scott Kirby
                                            Title: EVP - Sales & Marketing

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                                            MESA AIRLINES, INC.

                                            By:    /s/ Michael Lotz
                                               ---------------------------------
                                            Name:  Michael Lotz
                                            Title: President

                                            FREEDOM AIR, INC.

                                            By:    /s/ Michael Ferverda
                                               ---------------------------------
                                            Name:  Michael Ferverda
                                            Title: President & General Manager

                                            AIR MIDWEST, INC.

                                            By:    /s/ George Murnane III
                                               ---------------------------------
                                            Name:  George Murnane III
                                            Title: Treasurer

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